                                                                    EXHIBIT 5.1
                                STOEL RIVES LLP
                              ___________________
                               A T T O R N E Y S

                           STANDARD INSURANCE CNETER
                        900 SW FIFTH AVENUE, SUITE 2300
                          PORTLAND, OREGON 97204-1268

                    Phone (503) 224-3380 Fax (503) 220-2480
                               TDD (503) 221-1045
                            Internet: www/stoel.com






                                  June 10, 1996

Board of Directors
Oregon Steel Mills, Inc.
1000 SW Broadway, Suite 2200
Portland, Oregon 97205

Board of Directors
New CF&I, Inc.
1000 SW Broadway, Suite 2200
Portland, Oregon 97205

General Partner
CF&I Steel, L.P.
1000 SW Broadway, Suite 2200
Portland, Oregon 97205

         We have acted as counsel for Oregon Steel Mills, Inc., a Delaware corporation, (the "Company"), New CF&I, Inc., a Delaware corporation ("New CF&I") and CF&I Steel, L.P., a Delaware limited partnership ("CF&I"), each in connection with the preparation and filing of a Registration Statement on Forms S-3 and S-1 (the "Registration Statement") under the Securities Act of 1933, as amended, covering $235,000,000 principal amount of First Mortgage Notes due 2003 of the Company (the "Notes"), Guarantees by New CF&I and CF&I of the Notes (the "Guarantees") and a separate promissory note of CF&I as additional evidence of its obligations under the Guarantee (the "CF&I Note"). The Notes, the Guarantees and the CF&I Note will be issued under an Indenture (the "Indenture") to be entered into by the Company, New CF&I and CF&I and Chemical Bank as Trustee (the "Trustee") and sold pursuant to the terms of an underwriting agreement to be executed by and among Smith Barney Inc., PaineWebber Incorporated and Scotia Capital Markets (USA) Inc. (the "Underwriters") and the Company. We have reviewed the corporate action of the Company and New CF&I (including in its capacity as sole general partner of CF&I) in connection with this matter and have examined the documents, corporate records and other instruments we deemed necessary for the purpose of this opinion.

Board of Directors, Oregon Steel Mills, Inc.
Board of Directors, New CF&I, Inc.
General Partner, CF&I Steel, L.P.
June 10, 1996
Page 2

         Based on the foregoing, it is our opinion that:

     (1) The Company is a corporation existing under the laws of the state of Delaware;

     (2) New CF&I is a corporation existing under the laws of the state of Delaware;

     (3) CF&I is a limited partnership existing under the laws of the state of Delaware;

     (4) The Notes have been duly authorized and, when the Indenture has been duly executed and delivered and the Notes have been duly executed, authenticated and delivered by or on behalf of the Company, duly authenticated by the Trustee and duly paid for by the Underwriters, will be legal, valid and binding obligations of the Company and entitled to the benefits of the Indenture;

     (5) The Guarantees have been duly authorized and, when the Indenture has been duly executed and delivered and the Notes have been duly executed, authenticated and delivered by or on behalf of the Company, duly authenticated by the Trustee and duly paid for by the Underwriters, will be legal, valid and binding obligations of New CF&I and CF&I and entitled to the benefits of the Indenture; and

     (6) The CF&I Note has been duly authorized and, when the Indenture has been duly executed and delivered and the Notes have been duly executed, authenticated and delivered by or on behalf of the Company, duly authenticated by the Trustee and duly paid for by the Underwriters, will be a legal, valid and binding obligation of CF&I and entitled to the benefits of the Indenture.

         In rendering the opinion set forth in paragraphs (4), (5) and (6) above, we rely with respect to matters of New York law upon an opinion of Holme Roberts & Owen LLC with respect to such matters.

Board of Directors, Oregon Steel Mills, Inc.
Board of Directors, New CF&I, Inc.
General Partner, CF&I Steel, L.P.
June 10, 1996
Page 3

         We consent to the use of our name in the Registration Statement and in the Prospectus filed as a part thereof and to the filing of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,



                                          STOEL RIVES LLP